UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2023

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

219 Terry Ave. N., Suite 300 Seattle, WA	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2023, the Compensation Committee of the Board of Directors of Kineta, Inc. (the “Company”) recommended, and on February 21, 2023, the Company’s Board of Directors approved, cash bonuses for the twelve-month period ended December 31, 2022 for the Company’s named executive officers (each, an “NEO” and together, the “NEOs”). Such bonuses were based on individual and Company performance in 2022 and were calculated by reference to each NEO’s target bonus percentage (expressed as a percentage of base salary). The target bonus percentages for and the cash bonus amounts awarded to the NEOs are set forth opposite the names of the NEOs listed below.

Name	Position	Target Bonus Percentage	2022 Cash Bonus
Shawn Iadonato	Chief Executive Officer and Director	50%	$175,000.00
Craig Philips	President	40%	$116,931.60
Keith Baker*	Chief Financial Officer	35%	$25,200.00
Pauline Kenny	General Counsel and Secretary	30%	$67,555.50

* Keith Baker’s bonus is prorated based on the number of days employed during 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2023	Kineta, Inc.

	By:	/s/ Shawn Iadonato
	Name:	Shawn Iadonato, Ph.D.
	Title:	Chief Executive Officer and Director